UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 2, 2015, International Game Technology (“IGT”) and GTECH S.p.A. (“GTECH”) issued a press release announcing the final per share merger consideration that will be payable to IGT stockholders pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended (the “Merger Agreement”), by and among IGT, GTECH, GTECH Corporation (solely with respect to Section 5.02(a) and Article VIII), International Game Technology PLC (“Holdco”) and Georgia Worldwide Corporation.  Upon completion of the transactions contemplated by the Merger Agreement, IGT stockholders will be entitled to receive $14.3396 in cash plus 0.1819 ordinary shares of Holdco for each share of IGT common stock, on the terms set forth in the Merger Agreement.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning IGT, GTECH, Holdco, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, or otherwise, based on current beliefs of the management of IGT and GTECH as well as assumptions made by, and information currently available to, such management. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include the possibility that the transaction will not close and other risks and uncertainties described in IGT’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by IGT, GTECH and Holdco from time to time with the Securities and Exchange Commission.  Except as required under applicable law, IGT does not assume any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: April 2, 2015	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 2, 2015